UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 2, 2009
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34027 (Commission File Number)	30-0284778 (I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor
New York, New York, 10005
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 618-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

As previously disclosed in its Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 6, 2008, on October 31, 2008, Fund.com Inc. (the “Company”) acquired 60% of the equity of AdvisorShares Investments, LLC (“AdvisorShares”). AdvisorShares is a developer of proprietary exchange traded funds, also known as ETFs, with a focus on “actively managed” ETFs.

On January 31, 2008, AdvisorShares and AdvisorShares Trust, a Delaware open-end investment management company (the “Trust”) formed by AdvisorShares for the purpose of publicly offering a series of exchange traded funds (the “Funds”), filed an application with the SEC for an order (the “Exemptive Order”) exempting AdvisorShares and the Trust from the provisions of the Investment Company Act of 1940, as amended.  On July 20, 2009, the SEC issued the final Exemptive Order permitting AdvisorShares and the Trust to: (a) issue a series of open-ended management investment companies to issue shares redeemable in large aggregations only (“Creation Units”); (b) engage in secondary market transactions in shares at negotiated market prices; and (c) allow certain affiliated persons of the Funds to deposit securities into, and receive securities from, the Funds in connection with the purchase and redemption of the Creation Units.

On September 2, 2009, a registration statement for the Trust and the Dent Tactical ETF, the initial ETF Fund sponsored by the AdvisorShares Trust, was declared effective by the SEC.  It is anticipated that the Dent Tactical ETF will commence trading on the New York Stock Exchange next week.

On September 9, 2009, the Company published the attached press release forming exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Fund.com Inc. dated as of September 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
 (Registrant)

By:    /s/ Gregory Webster
    Name:  Gregory Webster
            Title:    Chief Executive Officer

Date:  September 9, 2009